Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED

Execution Copy

NON-EXCLUSIVE ANTICALIN® PLATFORM TECHNOLOGY LICENSE AGREEMENT

This Non-Exclusive Anticalin® Platform Technology License Agreement (“Agreement”) is made and entered into effective as of May 2, 2017 (the “Execution Date”), by and between PIERIS PHARMACEUTICALS, INC., a Nevada corporation having its principal place of business at 255 State Street, 9th floor, Boston, MA 02109 AND PIERIS PHARMACEUTICALS GMBH, a company organized and existing under the laws of Germany having offices and principal place of business at Lise-Meitner-str. 30, 85354 Freising, Germany (collectively, “Pieris”), and ASTRAZENECA AB, a corporation existing under the laws of Sweden having a principal place of business at S-431 83 Mölndal, Sweden (“Licensee”). Pieris and Licensee each may be referred to herein individually as a “Party,” or collectively as the “Parties.”

RECITALS

A. Pieris Controls (defined below) certain intellectual property related to Pieris’ Platform Technology (defined below).

B. Licensee desires to obtain from Pieris a non-exclusive license (or sublicense, as applicable) under such intellectual property to Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized, the Licensed Products in the Licensed Field and Licensed Territory (as such terms are defined below).

C. Pieris is willing to grant such non-exclusive license (or sublicense, as applicable) to Licensee on the terms and conditions set forth herein.

In consideration of the foregoing premises, the mutual promises and covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pieris and Licensee hereby agree as follows:

AGREEMENT

1.	Definitions

When used in this Agreement, capitalized terms will have the meanings as defined below and throughout the Agreement. Unless the context indicates otherwise, the singular will include the plural and the plural will include the singular.

1.1 “Accounting Standards” means the International Financial Reporting Standards, the US Generally Accepted Accounting Principles, and any other internationally recognized accounting standards.

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1.2 “Affiliate” means any individual, corporation, association or other business entity that directly or indirectly controls, is controlled by, or is under common control with the Party in question. As used in this definition of “Affiliate” only, the term “control” shall mean the direct or indirect ownership of more than fifty percent (>50%) of the stock having the right to vote for directors thereof or the ability to otherwise control the management of the corporation or other business entity whether through the ownership of voting securities, by contract, resolution, regulation or otherwise.

1.3 “Anticalin” or “Anticalin protein” means, (a) any lipocalin mutein isolated from the Anticalin Libraries, or (b) any lipocalin mutein that, in each case, has been derived (either physically, intellectually or by reverse engineering, in one (1) or more steps) from any lipocalin mutein referred to in Section (a) of this definition, in each case, which binds and recognizes a specific target. For the sake of this Section, “lipocalin mutein” shall mean a protein arising as a result of a mutation or a recombinant DNA procedure.

1.4 “Anticalin Affinity Maturation” means the process of engineering an Anticalin protein to enhance its developability profile by improving binding activity, specificity, in vitro potency, in vivo potency, expression behavior in a bacterial or mammalian host (with regard to, e.g., monomer content, amount), stability, solubility, immunogenicity profile, and PK parameters for the Anticalin by introducing, e.g., one or more amino acid mutations.

1.5 “Anticalin Characterization” means the assessment of Anticalin protein features including binding, functional potency in vitro and/or in vivo, as well as the evaluation of further developability profile of Anticalin proteins including expression behavior in a bacterial or mammalian host, stability, solubility, immunogenicity profile, and PK profile.

1.6 “Anticalin Expression” means heterologous expression of an Anticalin protein in a host cell.

1.7 “Anticalin Libraries” means any phage display library based on (a) the [***] (Uniprot [***]) or (b) the [***] (Uniprot [***]).

1.8 “Anticalin Selection” means the process of screening an Anticalin Library with a defined target through the process of phage display, within a solution, and physically separating the target, containing binding Anticalin proteins, from the solution containing non-binding Anticalin proteins.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.9 “Applicable Law” means any law, statute, ordinance, code, rule or regulation that has been enacted by a government authority (including without limitation, any Regulatory Authority and the United States Securities and Exchange Commission (“SEC”)) and is in force as of the Effective Date or come into force during the Term, in each case to the extent that the same are applicable to the performance by the Parties of their respective obligations under this Agreement.

1.10 “Auditor” shall have the meaning set forth in Section 3.5.7.

1.11 “Biological License Application” or “BLA” means a Biological License Application in the United States as described in Section 351(a) of the United States Public Health Service Act (PHS Act), or an abbreviated Biological License Application as described in Section 351(k) of the PHS Act.

1.12 “Biosimilar” means, with respect to a given Licensed Product in a given country of the Territory, any biological product on the market in such country that is approved (a) by the applicable Regulatory Authority in such country under the biosimilarity standard set forth in the United States under 42 U.S.C. §§ 262(i)(2) and (k), or any similar standard under its foreign equivalent Applicable Law, on a country-by-country basis where such Licensed Product is marketed, provided that such Applicable Law exists; and (b) in reliance in whole or in part, on a prior Marketing Approval (or on any safety or efficacy data submitted in support of such prior Marketing Approval) of such Licensed Product. For countries or jurisdictions where no explicit biosimilar regulations exist, Biosimilar includes products which have been deemed to be a Biosimilar or otherwise deemed interchangeable by a Regulatory Authority in another country or jurisdiction. Any product or component thereof (including any Licensed Product or component thereof) licensed, marketed, sold, manufactured, or produced by or on behalf of a Party, its Affiliates or Sublicensees (to the extent such Sublicensee commercializes a Biosimilar in reliance on or access to the Data, Patents and Know-How licensed under this Agreement) will not constitute a Biosimilar.

1.13 “Business Day” means a day other than a Saturday, Sunday, or a bank or other public holiday in Munich, Germany, Boston, Massachusetts, London, United Kingdom or Gothenburg, Sweden.

1.14 “Calendar Quarter” means each three (3) consecutive calendar months ending on each March 31, June 30, September 30 and December 31.

1.15 “Calendar Year” means each successive period of twelve (12) months commencing on January 1 and ending on the next December 31.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.16 “Change of Control” means with respect to a Party, (a) completion of a merger, reorganization, amalgamation, arrangement, share exchange, consolidation, tender or exchange offer, private purchase, business combination, recapitalization, or other transaction involving such Party as a result of which either (1) the stockholders of such Party immediately preceding such transaction hold less than fifty percent (50%) of the outstanding shares, or less than fifty percent (50%) of the outstanding voting power, respectively, of the ultimate company or entity resulting from such transaction immediately after consummation thereof (including a company or entity which as a result of such transaction owns the then-outstanding securities of such Party or all or substantially all of such Party’s assets, including such Party’s assets related to the Licensed Products, either directly or through one or more subsidiaries), or (2) any single Third Party person or group (within the meaning of the U.S. Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect, referred to as a “Group”) holds fifty percent (50%) or more of the outstanding shares or voting power of the ultimate company or entity resulting from such transaction immediately after the consummation thereof (including a company or entity which as a result of such transaction owns the then-outstanding securities of such Party or all or substantially all of such Party’s assets either directly or through one or more subsidiaries); or (b) the direct or indirect acquisition (including by means of a tender offer or an exchange offer) by any Third Party person or Group of beneficial ownership (within the meaning of the U.S. Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect), or the right to acquire beneficial ownership, or formation of any Third Party Group which beneficially owns or has the right to acquire beneficial ownership, of fifty percent (50%) or more of either the outstanding voting power or the then outstanding shares of such Party, in each case on a fully-diluted basis. For the avoidance of doubt, a transaction solely to change the domicile of a Party shall not constitute a Change of Control as long as there is no change of direct or indirect shareholding.

1.17 “Clinical Study” means a Phase 1 Study, Phase 2a Study, Phase 2b Study, Phase 3 Study, or other study (including a non-interventional study) in humans to obtain information regarding the product, including information relating to the safety, tolerability, pharmacological activity, pharmacokinetics, dose ranging or efficacy of a Licensed Product.

1.18 “Collaboration Agreement” shall have the meaning set forth in Section 2.1.

1.19 “Commercialization” or “Commercialize” means any and all activities directed to marketing, promoting, distributing, importing, exporting, using, offering to sell or selling a product, and activities directed to obtaining Pricing Approvals, as applicable.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.20 “Control”, “Controlled” or “Controlling” means, with respect to a subject item (including any Intellectual Property Right, Know-How, Data, Marketing Approvals or Regulatory Materials) (“Subject Item”), the possession (whether arising by ownership, pursuant to a license or sublicense or otherwise, other than pursuant to this Agreement) by a Party of the ability of such Party or its Affiliate to grant a license, sublicense or access to the other Party with respect to such Subject Item, as provided in this Agreement, without violating the terms of any agreement or other arrangement with any Third Party, in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such license, sublicense or access.

1.21 “Cover”, “Covered” or “Covering” means, with respect to the applicable invention, discovery, process or product (including a Licensed Product), as appropriate, (a) a Patent, that, in the absence of a (sub)license under, or ownership of, such Patent, the Development, Manufacture or Commercialization of such invention, discovery, process or product (including making, using, offering for sale, selling or importing thereof), as appropriate, with respect to a given country, would infringe a Valid Claim of such Patent (or, in the case of a Patent that has not yet issued, would infringe any then-pending Valid Claim in such Patent if it were to issue with such claim), or (b) any Know-How, that, in the absence of a (sub)license under, or ownership of, such Know-How, the Development, Manufacture or Commercialization (including making, using, offering for sale, selling or importing thereof) of such invention, discovery, process or product incorporates, embodies or otherwise makes use of such Know-How.

1.22 “Data” means any and all non-aggregated and aggregated research, pharmacology, pre-clinical, clinical, commercial, marketing, process development, Manufacturing and other data or information, including investigator brochures and reports (both preliminary and final), statistical analyses, expert opinions and reports, and safety data, in each case generated from, or related to, Clinical Studies or non-clinical studies, research or testing specifically related or directed to a Licensed Product. For the avoidance of doubt, Data shall be deemed Confidential Information of the Disclosing Party for the purposes of this Agreement and subject to Section 6 of this Agreement.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.23 “Development” or “Develop” means any and all clinical drug development activities conducted before or after obtaining Marketing Approval that are reasonably related to or leading to the development, preparation, and submission of data and information to a Regulatory Authority for the purpose of obtaining, supporting or expanding Marketing Approval or to the appropriate body for obtaining, supporting or expanding Pricing Approval, including all activities related to pharmacokinetic profiling, design and conduct of Clinical Studies, regulatory affairs, statistical analysis, report writing, and regulatory filing creation and submission (including the services of outside advisors and consultants in connection therewith).

1.24 “Disclosing Party” shall have the meaning set forth in Section 6.1.1.

1.25 “Effective Date” means the Effective Date as defined in the Collaboration Agreement.

1.26 “Execution Date” has the meaning set forth in the preamble.

1.27 “First Commercial Sale” means, on a product-by-product and country-by-country basis, the first commercial sale in an arms’ length transaction of a Licensed Product to a Third Party by Licensee or any of its Affiliates in such country following receipt of applicable Marketing Approval of such Licensed Product in such country. For clarity, the First Commercial Sale shall not include any distribution or other sale solely for patient assistance, named patient use, compassionate use, or test marketing programs or non-registrational studies or similar programs or studies where the Licensed Product is supplied without charge or at the actual Manufacturing cost thereof (without allocation of indirect costs or any markup).

1.28 “GLP” means the then-current practices and procedures set forth in Title 21, United States Code of Federal Regulations, Part 58 (as amended), and any other regulations, guidelines or guidance documents relating to good laboratory practices, or any foreign equivalents thereof in the country in which such studies or clinical trials are conducted or that are otherwise applicable.

1.29 “GLP Tox Study” means, with respect to a Licensed Product, a study conducted in a species using applicable GLP for the purposes of assessing the efficacy, safety or the onset, severity, and duration of toxic effects and their dose dependency with the goal of establishing a profile sufficient to support the filing of an IND.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.30 “Governmental Authority” means any applicable government authority, court, tribunal, arbitrator, agency, department, legislative body, commission or other instrumentality of (a) any government of any country or territory, (b) any nation, state, province, county, city or other political subdivision thereof or (c) any supranational body.

1.31 “Indemnified Party” has the meaning set forth in Section 8.3.

1.32 “Indemnification Claim Notice” has the meaning set forth in Section 8.3.

1.33 “IND” means (a) an Investigational New Drug Application as defined in the FD&C Act and applicable regulations promulgated thereunder by the FDA, (b) the Investigational Medicinal Product Dossier (IMPD) in the applicable European territories, or (c) the equivalent application to the applicable Regulatory Authority in any other regulatory jurisdiction, and any amendments to the foregoing (a), (b) or (c), in each case, the filing of which is necessary to initiate or conduct clinical testing of an investigational drug or biological product in humans in such jurisdiction.

1.34 “Indication” means a distinct type of disease or medical condition in humans to which a Licensed Product is directed and eventually approved. To distinguish one Indication from another Indication, the two Indications have to be listed in two different blocks of the ICD-10 (as a way of example, any respiratory disease under J44 is in a different block from any respiratory disease under block J45, whereas J44.1 and J44.8 belong to the same block).

1.35 “Indirect Taxes” shall mean value added, sales, consumption, goods and services taxes or similar taxes required by applicable law to be disclosed as a separate item on the relevant invoice.

1.36 “Infringement Action” shall have the meaning set forth in Section 4.2.

1.37 “Initiation” or “Initiated” means, (i) with respect to a Clinical Study of a Licensed Product, the first dosing of the first human subject pursuant to the protocol for such Clinical Study or (ii) with respect to a GLP Tox Study, the start date of the in-life phase of such GLP Tox Study.

1.38 “Intellectual Property Rights” means, collectively, Patent Rights, copyrights, trademarks, designs, domain names, moral rights and all other intellectual property and proprietary rights.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.39 “Know-How” means all technical and other information and any document in which the foregoing is recorded, which at the time it is disclosed pursuant to this Agreement is not in the public domain, including but not limited to ideas, concepts, inventions, discoveries, data, formulae, specifications, information relating to any materials, procedures for experiments and tests, results of experimentation and testing, computer programs or algorithms, results of Research, Development or Commercialization including laboratory records and data analyses.

1.40 “Licensee Indemnitees” shall have the meaning set forth in Section 8.2.

1.41 “Licensed Field” means, on a Licensed Product-by-Licensed Product basis, the permissible field of use under the Collaboration Agreement.

1.42 “Licensed Product” means any product that includes an Anticalin protein licensed to Licensee under the Collaboration Agreement.

1.43 “Licensed Territory” or “Territory” means all the countries of the world.

1.44 “Losses” shall have the meaning set forth in Section 8.1.

1.45 “Manufacture” or “Manufacturing” means all activities related to the manufacture of Licensed Products, including, but not limited to, manufacturing supplies for Research, Development or Commercialization, packaging, in-process and finished product testing, pharmaceutical development including process development and validation, release of product, or any component or ingredient thereof, quality assurance and quality control activities related to manufacturing and release of product, ongoing stability tests, storage, shipment, and regulatory activities related to any of the foregoing.

1.46 “Marketing Approval” means all approvals, licenses, registrations or authorizations of the Regulatory Authorities in a country, necessary for the commercial marketing and sale of the Licensed Product in such country, including the approval of an MAA or BLA.

1.47 “MedImmune” means, individually or collectively, MedImmune, LLC and MedImmune Limited.

1.48 “Net Sales” means the gross invoiced amount on sales of Licensed Products by or on behalf of Licensee, its Affiliates, and its Sublicensees to Third Parties (which Third Parties will include distributors) after deduction of the following amounts, to the extent taken:

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(a) normal and customary trade, quantity or prompt settlement discounts (including initial launch stocking discounts, chargebacks and allowances) actually allowed;

(b) amounts repaid or credited by reason of rejection, returns or recalls of goods, rebates or bona fide price reductions determined by Licensee, its Affiliates or its Sublicensees in good faith;

(c) rebates and similar payments made with respect to sales paid for by any governmental or Regulatory Authority such as, by way of illustration and not in limitation of the Parties’ rights hereunder, Federal or state Medicaid, Medicare or similar state program in the United States or equivalent governmental program in any other country;

(d) any invoiced amounts which are not collected by Licensee, its Affiliates or its Sublicensees, including bad debts;

(e) excise taxes, value added taxes, sales taxes, consumption taxes and other similar taxes (excluding any income, franchise or withholding taxes), customs duties, customs levies and import fees imposed on the sale, importation, use or distribution of the Licensed Products, including fees paid pursuant to Section 9008 of the Patient Protection and Affordable Care Act that Licensee, its Affiliates or its or their Sublicensees, as applicable, allocable to sales of such Licensed Products in accordance with Licensee’s, its Affiliates’ or its or their Sublicensees’ standard policies and procedures consistently applied across its products, as applicable;

(f) the portion of administrative fees paid during the relevant time period to group purchasing organizations or pharmaceutical benefit managers relating to such Licensed Products;

(g) service fees payable under any wholesaler agreement, distribution services agreement, inventory management agreement or other similar agreement;

(h) any other similar and customary deductions (including copay cards) that are consistent with the United States generally accepted accounting principles or, in the case of non-United States sales, other applicable accounting standards that are generally accepted; and

(i) the actual cost for transportation costs, distribution expenses, special packaging and related insurance charges capped at [***] percent ([***]%) of the amount arrived after the application of the deduction under clauses (a) to (h) above.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Net Sales (including any deductions) will be calculated using Licensee’s internal audited systems used to report such sales as adjusted for any of the items above not taken into account in such systems, and in each case which are in accordance with Accounting Standards, fairly applied and as employed on a consistent basis throughout Licensee’s operations. Deductions pursuant to subsection (d) above will be taken in the Calendar Quarter in which such sales are no longer recorded as a receivable.

If a Licensed Product is sold as part of a Combination Product (as defined below), the Net Sales from such Licensed Product, for the purposes of determining royalty payments, will be determined by multiplying the Net Sales (as determined without reference to this paragraph) of the Combination Product by the fraction A/(A+B), where A is the standard sales price of the ready-for-sale form of the Licensed Product, containing the same amount of the sole active ingredient as the Combination Product in question, in the given country when sold separately in finished form; and B is the standard sales price of the ready-for-sale form of the product containing the same amount of the other therapeutically active ingredient(s) that is contained in the Combination Product in question, in the given country, each during the applicable royalty period or, if sales of all compounds did not occur in such period, then in the most recent royalty reporting period. In the event, however, that if, in a specific country either or both of the Licensed Product and the other therapeutically active ingredient in such Combination Product are not sold separately in such country, a market price for such Licensed Product and such other active ingredient will be negotiated by the Parties in good faith for the purposes of performing the calculation above to determine royalty payments on the Net Sales from such Combination Product. As used above, the term “Combination Product” means a Licensed Product that includes at least one additional therapeutically active ingredient (whether co-formulated or co-packaged) that is not an Anticalin protein.

1.49 “Patents” or “Patent Rights” means all patents and patent applications (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including all divisionals, continuations, substitutions, continuations-in-part, re-examinations, reissues, additions, renewals, revalidations, extensions, registrations, pediatric exclusivity periods and supplementary protection certificates and the like of any such patents and patent applications, and any and all foreign equivalents of the foregoing.

1.50 “Payments” has the meaning set forth in Section 3.5.4.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.51 “Phase 1 Study” means a clinical study of an investigational product in patients and/or healthy volunteers with the primary objective of characterizing its safety, tolerability, and pharmacokinetics and identifying a recommended dose and regimen for future studies as described in 21 C.F.R. 312.21(a), or a comparable Clinical Study prescribed by the relevant Regulatory Authority in a country other than the United States. The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents and a Phase 1 Study shall be deemed commenced when Initiated.

1.52 “Phase 2a Study” means a clinical study of an investigational product in patients that has the primary objective of establishing the safety and initial efficacy of a product, which is prospectively designed to generate sufficient data (if successful) to commence a Phase 2b Study. The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents and a Phase 2a Study shall be deemed commenced when Initiated.

1.53 “Phase 2b Study” means a clinical study of an investigational product in patients with the primary objective of characterizing its activity in a specific disease state as well as generating more detailed safety, tolerability, and pharmacokinetics information as described in 21 C.F.R. 312.21(b), or a comparable Clinical Study prescribed by the relevant Regulatory Authority in a country other than the United States. The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents and a Phase 2b Study shall be deemed commenced when Initiated.

1.54 “Phase 3 Study” means a clinical study of an investigational product in patients that incorporates accepted endpoints for confirmation of statistical significance of efficacy and safety with the aim to obtain Marketing Approval in any country as described in 21 C.F.R. 312.21(c), or a comparable Clinical Study prescribed by the relevant Regulatory Authority in a country other than the United States. The investigational product can be administered to patients as a single agent or in combination with other investigational or marketed agents and a Phase 3 Study shall be deemed commenced when Initiated.

1.55 “Pieris Indemnitees” shall have the meaning set forth in Section 8.1.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.56 “Platform Improvement IP” means any and all Know-How created, invented or generated by or on behalf of employees, agents, or independent contractors of Pieris or its Affiliates (whether alone or jointly) or Licensee or its Affiliates during the course of performing activities pursuant to this Agreement that constitutes an improvement, modification or enhancement to, or derivative of, the Platform IP, including any Intellectual Property Rights subsisting therein for example, Patents (“Platform Improvement Patents”). Any Platform Improvement Patents that are filed during the term of the Agreement shall be listed in Exhibit A.

1.57 “Platform IP” means the Platform Know-How and the Platform Patents.

1.58 “Platform Know-How” means Know-How Controlled by Pieris or its Affiliates as of the Execution Date or thereafter that is necessary or useful for the practice of the Platform Technology.

1.59 “Platform Patents” means those Patents Controlled by Pieris or its Affiliates as of the Execution Date and thereafter that are necessary or useful to practice the Platform Technology. A list of the Platform Patents as of the Execution Date is attached as Exhibit B hereto and will be updated by Pieris as required from time to time during the Term.

1.60 “Platform Technology” means (i) Anticalin Libraries, Anticalin Selection, Anticalin Expression, Anticalin Characterization, and Anticalin Affinity Maturation, all to the extent Controlled by Pieris or its Affiliates and (ii) all Know-How (and all Intellectual Property Rights therein) used by or on behalf of Pieris in connection with the materials and processes of subsection (i) of this definition.

1.61 “Pricing Approvals” means such governmental approval, agreement, determination or decision establishing prices for a Licensed Product that can be charged or reimbursed in regulatory jurisdictions where the applicable Governmental Authorities approve or determine the price or reimbursement of pharmaceutical products.

1.62 “Receiving Party” has the meaning set forth in Section 6.1.1.

1.63 “Regulatory Materials” means regulatory applications, submissions, dossiers, notifications, registrations, case report forms, trial master file, drug master file (“DMF”), common technical documents, question and answers with Regulatory Authorities, Marketing Approvals or other filings or communications made to or with, or other approvals granted by, a Regulatory Authority that are necessary or reasonably desirable in order to Develop, Manufacture or Commercialize a Licensed Product in a particular country or regulatory jurisdiction.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.64 “Regulatory Authority” means any Governmental Authority involved in granting approvals for the Development, Manufacturing, Commercialization, Pricing Approval of Licensed Products, including the FDA, the EMA, the Japanese Ministry of Health, Labour and Welfare and the Pharmaceuticals and Medical Devices Agency in Japan.

1.65 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any applicable Regulatory Authority, other than an issued and unexpired Patent, including any regulatory data protection exclusivity (including, where applicable, pediatric exclusivity and/or orphan drug exclusivity) and/or any other exclusivity afforded by restrictions which prevent the granting by a Regulatory Authority of regulatory approval to market a Biosimilar.

1.66 “Royalties” has the meaning set forth in Section 3.3.

1.67 “Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the time period from the First Commercial Sale of such Licensed Product in such country until the later of (i) the last to expire of the Valid Claims that would be infringed by the import (to the extent the Product is to be sold in the country into which it is imported), Manufacture, use, sale or offer for sale of such Licensed Product in such country, (ii) the period of Regulatory Exclusivity for such Product in such country, and (iii) [***] ([***]) years from the First Commercial Sale of such Licensed Product in such country.

1.68 “Senior Representatives” has the meaning set forth in Section 10.2.1.

1.69 “Sublicensee” shall have the meaning set forth in Section 2.2.1.

1.70 “Term” it shall have the meaning set forth in Section 7.1.

1.71 “Third Party” means any party other than Pieris, Licensee, or their respective Affiliates.

1.72 “Third Party Claims” shall have the meaning set forth in Section 8.1.

1.73 “[***]” has the meaning set forth in Section 8.2.

1.74 “[***]” has the meaning set forth in Section 8.2.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.75 “Valid Claim” means (a) a claim of an issued and unexpired Platform Patent or Platform Improvement Patent, which claim has not been revoked or held invalid or unenforceable by a court or other government agency of competent jurisdiction by a final determination without the possibility of appeal or has not been held or admitted to be invalid or unenforceable through re-examination or disclaimer, reissue, opposition procedure, nullity suit or otherwise by a final determination without the possibility of appeal or (b) a claim of a pending Platform Patent or Platform Improvement Patent application that has not been abandoned, finally rejected or expired without the possibility of appeal or refiling; provided, however, that Valid Claim will exclude any such pending claim in an application that has not been granted within [***] ([***]) years following the earliest priority filing date for such application.

2.	License Grant

2.1 Grant. Subject to the terms and conditions of this Agreement, Pieris hereby grants to Licensee a non-exclusive, non-transferrable (other than in accordance with Section 10), royalty-bearing license (or sublicense) during the Term under the Platform IP and the Platform Improvement IP, to Develop, have Developed, Manufacture, have Manufactured, Commercialize, have Commercialized, the Licensed Products in the Licensed Field and Licensed Territory pursuant to and consistent with that certain separate written agreement entitled License and Collaboration Agreement entered into on the date hereof and in effect and in good standing between Pieris and Licensee (such agreement, the “Collaboration Agreement”).

2.2 Sublicenses

2.2.1 Licensee shall have the right to grant sublicenses under the rights granted in Section 2.1 (a) to its Affiliates and (b) to Third Parties (each such Affiliate or Third Party to which such sublicense is granted, a “Sublicensee”), in each of (a) and (b) solely to the extent of, and consistent with, Licensee’s right to grant sublicenses of any Patent rights under the applicable Collaboration Agreement. Licensee will remain liable for all the terms and conditions of this Agreement such that any act or omission by or on behalf of a Sublicensee that would be a breach of this Agreement if undertaken by Licensee, shall be deemed a breach of this Agreement by Licensee.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

2.2.2 With respect to any (sub)license agreement(s) entered into with a Sublicensee by Licensee in effect as of the date at which termination or expiration of this Agreement becomes effective and the Sublicensee’s rights under such Sublicense, to the extent that the Sublicensee is in good standing with respect to the Sublicense and was not itself the cause of the termination of this Agreement, Pieris shall negotiate in good faith a direct license with the Sublicensee under the following terms and conditions (provided that such Sublicensee does not, within thirty (30) days following the termination or expiration of this Agreement, provide written notice to Pieris of Sublicensee’s election to terminate the Sublicense): (1) the Parties shall negotiate such direct license in good faith in order to execute a direct license within sixty (60) days of the termination or expiration of this Agreement, (2) such direct license shall have the same scope, payment and financial terms and non-financial terms as this Agreement, and (3) such direct license to the Sublicensee by Pieris shall not place any additional obligations (including but not limited to representations, warranties, or liabilities) on Pieris beyond its obligations under this Agreement without the prior written consent of Pieris.

2.3 No Other License. Licensee understands and agrees that no license under any patent, patent application or know-how other than the Platform IP and the Platform Improvement IP, is or shall be deemed to have been granted under this Agreement, either expressly or by implication. Licensee covenants not to practice under the Platform Patents or Platform Know-How outside of the scope of the license granted pursuant to Section 2.1 of this Agreement.

3.	Payments

3.1 License Fee. In partial consideration of the rights granted hereunder with respect to up to five (5) Licensed Products, Licensee shall pay to Pieris a non-creditable, non-refundable upfront fee in the amount of [***] days following receipt of the corresponding invoice from Pieris after the Effective Date.

3.2 Milestone Payments. Licensee will pay to Pieris the following milestone payments upon the first achievement of the corresponding milestone event set forth in the table below by or on behalf of Licensee, its Affiliates and Sublicenses, on a Licensed Product-by-Licensed Product basis:

Milestone Event	Milestone Payment
Initiation of GLP Tox Study	[***]
Initiation of Phase 1 Study	[***]
Initiation of Phase 2a Study	[***]
Initiation of Phase 3 Study	[***]
First Commercial Sale in [***]	[***]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Milestone Payment Terms. Each such milestone payment shall be paid within [***] ([***]) days of achievement of such milestone event by Licensee or its Sublicensee. For any Licensed Product, once a milestone is reached, the amounts under all prior milestones shall be due if not yet paid.

3.3 Royalties. Within [***] after the end of each Calendar Quarter following the First Commercial Sale of Licensed Product, Licensee shall make royalty payments to Pieris on a Calendar Quarter, Licensed Product-by-Licensed Product and country-by-country basis, based on the Net Sales of the applicable Licensed Product by Licensee and its Sublicensees at a rate of [***] (the “Royalties”). Royalties shall be payable by Licensee until the expiry of the Royalty Term following which the license granted hereunder will become fully paid up.

3.4 Adjustments

3.4.1 Biosimilar Drug Competition. If in any Calendar Quarter after entry of a Biosimilar(s) of a Licensed Product in a given country there has been a decline of the Net Sales of the applicable Licensed Product in such country of more than [***] percent ([***]%) of the Net Sales of such Licensed Product in such country achieved in the two consecutive Calendar Quarters immediately prior to such entry in such country, the Royalties payable to Pieris under this Agreement for such Licensed Product in such country shall be reduced by [***] percent ([***]%) of the amount otherwise payable hereunder as and from such Calendar Quarter. Notwithstanding the foregoing, in the event of Biosimilar sales that are later enjoined by a court or otherwise halted (such as on the basis of Patent or Regulatory Exclusivity) and the price of the Licensed Product returns to the same level as was achieved immediately prior to entry of the Biosimilar, then Royalties shall be restored to the level otherwise contemplated under this Agreement.

3.4.2 Royalty Minimum. Notwithstanding the foregoing, in no event will the Royalties due to Pieris in a Calendar Quarter be reduced by more than [***] percent ([***]%) of the amount that would otherwise be due hereunder.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

3.5 Payment Terms

3.5.1 Manner of Payment. All payments to be made by Licensee hereunder will be made in Dollars by wire transfer to such bank account as Pieris may designate.

3.5.2 Generally. For as long as Royalties are due to Pieris under this Agreement, Licensee will furnish to Pieris a written report, within [***] ([***]) [***] after the end of each Calendar Quarter, showing in Dollars, the amount of Net Sales of Licensed Products and Royalties due for such Calendar Quarter, as applicable. Royalties a consistent with the written report provided under this Section 3.5.2 for each Calendar Quarter will be due within [***] ([***]) [***] after the end of each Calendar Quarter. The report will include, at a minimum, the following information for the applicable Calendar Quarter, each listed by Licensed Product and by country of sale: (a) the number of units of each Licensed Product on which Royalties are owed to Pieris hereunder sold by Licensee or its Affiliates or Sublicensees; (b) the gross amount received for such sales; (c) Net Sales for the Calendar Quarter and Calendar Year; (d) deductions provided for in the definition of Net Sales; and (e) the Royalties owed to Pieris listed by category, as applicable. All such reports will be treated as Confidential Information of Licensee.

3.5.3 Interest. Licensee will pay Pieris interest on any undisputed payments that are not paid on or before the date such payments are due under this Agreement at a rate of [***] percent ([***]%) per month or the maximum applicable legal rate, if less, calculated on the total number of days such payment is delinquent.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

3.5.4 Taxes and Withholding. The Royalties, milestones and other amounts payable by Licensee to Pieris pursuant to this Agreement (“Payments”) shall not be reduced on account of taxes unless required by Applicable Law. Pieris alone shall be responsible for paying any and all taxes (other than withholding taxes required by Applicable Law to be paid by Licensee) levied on account of, or measured in whole or in part by reference to, any Payments it receives. Licensee shall deduct or withhold from the Payments any taxes that it is required by Applicable Law to deduct or withhold. If, however, Pieris is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to Licensee or the appropriate Governmental Authority (with the assistance of Licensee to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Licensee of its obligation to withhold tax, and Licensee shall apply the reduced rate of withholding, or dispense with withholding, as the case may be, provided that Licensee has received evidence, in a form reasonably satisfactory to Licensee, of Pieris’ delivery of all applicable forms at least [***] ([***]) [***] prior to the time that the Payments are due. If Licensee withholds any taxes from the Payments while Pieris is entitled under any applicable tax treaty to a reduction of the rate of, or the elimination of, applicable withholding tax, Licensee shall cooperate with Pieris with respect to any documentation required by the appropriate Governmental Authority or reasonably requested by Pieris to secure a reduction of the rate of, or the elimination of, the applicable taxes withheld.

3.5.5 Notwithstanding anything to the contrary contained in this Agreement, the following shall apply with respect to Indirect Taxes: All Payments are stated exclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of any Payments, Licensee shall pay such Indirect Taxes at the applicable rate in respect of any such Payments following the receipt, where applicable, of an Indirect Taxes invoice issued in the appropriate form by Pieris in respect of those Payments, such Indirect Taxes to be payable on the due date of the payment of the Payments to which such Indirect Taxes relate or at the time such Indirect Taxes are required to be collected by Pieris, in the case of payment of Indirect Taxes to Pieris. The Parties shall issue invoices for all goods and services supplied under this Agreement consistent with Indirect Tax requirements, and to the extent any invoice is not initially issued in an appropriate form, Licensee shall promptly inform Pieris and shall cooperate with Pieris to provide such information or assistance as may be necessary to enable the issuance of such invoice consistent with Indirect Tax requirements.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

3.5.6 Conversions. The amounts due to Pieris under this Agreement will be expressed in Dollars. When conversion of payments from any foreign currency is required to be undertaken by Licensee, the Dollar equivalent shall be calculated using Licensee, its Affiliates, or Sublicensee’s standard conversion methodology consistent with Accounting Standards.

3.5.7 Records Retention. Licensee shall keep complete, true and accurate books and records in accordance with its Accounting Standards, including in relation to Royalties for each Licensed Product. Licensee will keep such books and records for at least [***] ([***]) years following the Calendar Year to which they pertain. Pieris may, upon written request, cause an internationally-recognized independent accounting firm (the “Auditor”), which is reasonably acceptable to Licensee, to inspect the relevant records of such Licensee and its Affiliates to verify the payments made by Licensee and the related reports, statements and books of accounts, as applicable. Before beginning its audit, the Auditor shall execute an undertaking acceptable to the Licensee by which the Auditor agrees to keep confidential all information reviewed during the audit. The Auditor shall have the right to disclose to Pieris only its conclusions regarding any payments owed under this Agreement. Licensee and its Affiliates shall make their records available for inspection by the Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from Pieris or the Auditor. The records shall be reviewed solely to verify the accuracy of Licensee’s payment obligations and compliance with the financial terms of this Agreement. Such inspection right shall not be exercised more than once in any Calendar Year and not more frequently than once with respect to records covering any specific period of time. In addition, Pieris shall only be entitled to audit the books and records of Licensee from the [***] ([***]) Calendar Years prior to the Calendar Year in which the audit request is made. Pieris agrees to hold in strict confidence all information received and all information learned in the course of any audit or inspection, except to the extent necessary to enforce its rights under this Agreement or to the extent required to comply with any law, regulation or judicial order. The Auditor shall provide its audit report and basis for any determination to Licensee at the time such report is provided to the Pieris before it is considered final. In the event that the final result of the inspection reveals an undisputed underpayment or overpayment by either Party, the underpaid or overpaid amount shall be settled promptly. Pieris shall pay for such inspections, as well as its expenses associated with enforcing its rights with respect to any payments hereunder. In addition, if an underpayment of more than [***] percent ([***]%) of the total payments due hereunder for the applicable year is discovered, the fees and expenses charged by the Auditor shall be paid by Licensee.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

4.	Patent Prosecution, Maintenance and Enforcement

4.1 Prosecution, Defense and Maintenance. As between the Parties, Pieris shall be solely responsible, at its sole discretion and expense, for the prosecution, defense, and maintenance of Platform Patents and Platform Improvement Patents.

4.2 Enforcement. Pieris shall have the full and unrestricted right, but not the obligation, to bring and control an appropriate suit or other action against any person or entity engaged in any infringement of the Platform Patents and Platform Improvement Patents which relates to a Licensed Product (“Infringement Action”), in its own name and entirely under its own direction and control. Pieris shall not take such an Infringement Action without the prior written consent of Licensee. All monies recovered upon the final judgment or settlement of any such suit or action to enforce such Patents subtracting any costs that the Parties bore in connection with such suit or action, shall be treated as Net Sales to the extent such monies recovered are designated as lost profits, and shall otherwise be divided between the Parties with [***] percent ([***] paid by Pieris to Licensee and twenty-five percent ([***] retained by Pieris. In the event that [***] bring an [***], and as a result of [***], such [***] is [***], then [***] shall [***] with respect to [***] as of the [***]. For avoidance of doubt, [***] shall not [***] where there are [***] pursuant to the terms of the [***], including any [***] (as both terms are defined in the [***]), [***]. In the event of [***].

5.	Representation and Warranties; Covenants

5.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party that, as of the Execution Date:

5.1.1 Corporate Existence and Power. It is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is exists, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated by this Agreement, including the right to grant the rights granted hereunder.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

5.1.2 Authority and Binding Agreement. (a) It has the power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (b) it has taken all necessary corporate action required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder; and (c) this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity.

5.2 Further Representations by Pieris. Pieris hereby represents and warrants to Licensee that, as of the Execution Date (except as disclosed to AstraZeneca in writing):

5.2.1 Pieris has not entered into any agreement with any Third Party that is in conflict with the rights granted to Licensee under this Agreement and covenants that during the Term it shall not enter into any agreement with a Third Party that would conflict with the rights granted to Licensee under this Agreement.

5.2.2 Pieris is the owner of, or otherwise has the right to grant all rights and licenses it purports to grant to Licensee with respect to the Platform Patents and Platform Improvement IP under this Agreement.

5.2.3 All Platform Patents have been filed and maintained properly and correctly in all material respects. Pieris has not previously entered into any agreement, whether written or oral, with respect to, or otherwise assigned, transferred, licensed, conveyed or otherwise encumbered its right, title or interest in or to, the Platform Patents (including by granting any covenant not to sue with respect thereto) in such a way as to make the representation set forth in Section 5.2.2 not true, and it will not enter into any such agreements or grant any such right, title or interest to any Third Party that is inconsistent with the rights and licenses granted to Licensee under this Agreement.

5.2.4 Each of the Platform Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Platform Patent issued or such application is pending.

5.2.5 Pieris has not received any written claim alleging, and does not have knowledge of any fact or circumstance indicating, that any of the Platform Patents are invalid or unenforceable.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

5.2.6 Pieris is not and, as far as Pieris is aware, the counter party is not in breach of [***].

5.2.7 Pieris has disclosed to Licensee a true and complete redacted copy of [***] and all amendments thereto.

5.3 Pieris Covenant. Pieris shall keep [***] in full force and effect throughout the Term. Pieris shall [***] in a timely manner and shall not breach [***] Pieris shall inform Licensee immediately upon [***].

5.4 DISCLAIMER OF WARRANTY. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTIONS 5.1 AND 5.2 AND THOSE SET FORTH IN THE COLLABORATION AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY DISCLAIMS, ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, ENFORCEABILITY, PATENTABILITY, SCOPE AND NON-INFRINGEMENT AND ANY WARRANTY ARISING OUT OF PRIOR COURSE OF DEALING AND USAGE OF TRADE.

6.	Confidentiality; Publicity

6.1 Confidentiality.

6.1.1 All Confidential Information disclosed by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) under this Agreement will be maintained in confidence by the Receiving Party and will not be disclosed to a Third Party or used for any purpose except to exercise its licenses and other rights, to perform its obligations, or as otherwise set forth herein, without the prior written consent of the Disclosing Party, except to the extent that such Confidential Information:

(i) is known by the Receiving Party at the time of its receipt, and not through a prior disclosure by the Disclosing Party, as documented by the Receiving Party’s business records;

(ii) is known to the public before its receipt from the Disclosing Party, or thereafter becomes generally known to the public through no breach of this Agreement by the Receiving Party;

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(iii) is subsequently disclosed to the Receiving Party by a Third Party who is not known by the Receiving Party to be under an obligation of confidentiality to the Disclosing Party; or

(iv) is developed by the Receiving Party independently of Confidential Information received from the Disclosing Party, as documented by the receiving Party’s business records.

6.1.2 Specific aspects or details of Confidential Information will not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the Receiving Party. Further, any combination of Confidential Information will not be considered in the public domain or in the possession of the recipient Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the Receiving Party unless the combination and its principles are in the public domain or in the possession of the Receiving Party. Except as required by Applicable Law, Pieris agrees that it will not publish or disclose to a Third Party except as permitted under or contemplated by this Agreement or any other agreement with AstraZeneca, any Pieris Confidential Information related to a Licensed Product without the prior written consent of Licensee until it has complied with the provisions of Section 6.2.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

6.1.3 Notwithstanding the obligations of confidentiality and non-use set forth above and in Section 6.1.4 below, a Receiving Party may provide Confidential Information disclosed to it, and disclose the existence and terms of this Agreement or the as may be reasonably required in order to perform its obligations and to exploit its licenses and other rights under this Agreement, and specifically to (a) Affiliates and Sublicensees, and their employees, directors, agents, consultants, or advisors to the extent necessary for the potential or actual performance of its obligations or exercise of its licenses and other rights under this Agreement in each case who are under an obligation of confidentiality with respect to such information that is no less stringent than the terms of this Section 6.1; (b) Governmental Authority, including any other Regulatory Authorities in order to obtain patents or perform its obligations or exploit its rights under this Agreement, provided that such Confidential Information will be disclosed only to the extent reasonably necessary to do so, and where permitted, subject to confidential treatment; (c) the extent required by Applicable Law, including by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or listing entity; (d) with respect to the terms of this Agreement only, any bona fide actual or prospective acquirers, underwriters, investors, lenders or other financing sources and any bona fide actual or prospective collaborators, licensors, Sublicensees, licensees or strategic partners and to employees, directors, agents, consultants and advisers of such Third Party, in each case who are under an obligation or confidentiality with respect to such information that is no less stringent than the terms of this Section 6.1.4 but of duration customary in confidentiality agreements entered into for a similar purpose) and (e) to Third Parties to the extent a Party is required to do so pursuant to the terms of an in-license provided that the material terms of such in-license have been disclosed to the Disclosing Party. If a Party is required by Applicable Law to disclose Confidential Information of the other Party that is subject to the non-disclosure provisions of this Section 6.1, such Party will promptly inform the other Party of the disclosure that is being sought in order to provide the other Party an opportunity to challenge or limit the disclosure.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

6.1.4 Notwithstanding Section 6.1.1, Confidential Information that is permitted or required to be disclosed will remain otherwise subject to the confidentiality and non-use provisions of this Section 6.1. If either Party concludes that a copy of this Agreement must be filed with the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States, such Party will, a reasonable time prior to any such filing, provide the other Party with a copy of such agreement showing any provisions hereof as to which the Party proposes to request confidential treatment, will provide the other Party with an opportunity to comment on any such proposed redactions and to suggest additional redactions, and will take such Party’s reasonable comments into consideration before filing such agreement and use commercially reasonable efforts to have terms identified by such other Party afforded confidential treatment by the applicable regulatory agency.

6.2 Publication. Except for disclosures permitted pursuant to Sections 6.1 or 6.3, or under any other agreement with AstraZeneca, either Party wishing to make a publication or public presentation relating to any jointly carried out activity that contains the Confidential Information of the other Party or any results of Research and Development activities under this Agreement (the “Publishing Party”) will deliver to the other Party (the “Reviewing Party”) a copy of the proposed written publication or presentation at least [***] ([***]) days prior to submission for publication or presentation. The Reviewing Party will have the right (a) to propose modifications to the publication or presentation for patent reasons or trade secret reasons or to remove Confidential Information of the Reviewing Party or its Affiliates, and the Publishing Party will remove all Confidential Information of the other Party if requested by the reviewing Party and otherwise reflect such Party’s reasonable comments into consideration, or (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If the Reviewing Party requests a delay, the Publishing Party will delay submission or presentation for a period of [***] ([***]) days (or such shorter period as may be mutually agreed by the Parties) to enable the Reviewing Party to file patent applications protecting such Party’s rights in such information. With respect to any proposed publications or disclosures by investigators or academic or non-profit collaborators, such materials will be subject to review under this Section 6.2 to the extent that Licensee or Pieris, as the case may be, has the right and ability (after using commercially reasonable efforts to obtain such right and ability) to do so. Notwithstanding the foregoing, neither Party will submit or publish any article or other publication to or with any scientific journal or other publisher that requires, as a condition of publication, that the submitting Party agree to make available to the publisher or Third Parties any Licensed Product or other materials which are the subject of the publication. Except as set out above Licensee shall control in its discretion all publications and public presentations relating to the Research, Development, Manufacture and Commercialization of the Licensed Products and Pieris shall not make any such publication or public presentation without the prior written consent of Licensee.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

6.3 Publicity. Except as set forth in Sections 6.1, the terms of this Agreement may not be disclosed by either Party, and neither Party will use the name, Trademark, trade name or logo of the other Party or its employees in any publicity, news release or disclosure relating to this Agreement, its subject matter, or the activities of the Parties hereunder without the prior express written permission of the other Party except (a) as may be required by Applicable Law, including by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in any country other than the United States or of any stock exchange or listing entity, provided that the Party issuing such press release gives reasonable notice prior to use of such name, Trademark, trade name or logo of the other Party, and otherwise complies with Sections 6.1, or (b) as expressly permitted by the terms hereof.

7.	Term and Termination

7.1 Term. This Agreement will commence on the Effective Date and remain in full force and effect until the earlier of (a) the expiration of all of Licensee’s payment obligations under this Agreement and (b) termination of the Collaboration Agreement (the “Term”), unless earlier terminated in accordance with this Section 7. Following the natural expiration of the Term, the license granted to Licensee shall be fully paid up, irrevocable, and royalty-free. In addition, on a Licensed Product-by-Licensed Product and country-by-country basis, this Agreement shall terminate upon termination of the Collaboration Agreement.

7.2 Termination for Patent Challenge. Pieris may terminate this Agreement if Licensee or its Affiliates (including MedImmune) disputes, or assists any Third Party to dispute, the validity of any Patent within the Platform IP or Platform Improvement IP, in a patent re-examination, inter-partes review, post-grant or other patent office proceeding, opposition, litigation, or other court proceeding and, within thirty (30) days written notice from Pieris, Licensee fails to rescind any and all of such actions, provided however that, nothing in this clause prevents Licensee from taking any of the actions referred to in this clause and provided further that Pieris will not have the right to terminate if Licensee:

(a) asserts invalidity as a defense in any court proceeding brought by Pieris asserting infringement of one of the foregoing Patents;

(b) acquires a Third Party that has an existing challenge, whether in a court or administrative proceeding, against one of the foregoing Patents; or

(c) licenses a product for which Pieris has an existing challenge, whether in a court or administrative proceeding, against one of the foregoing Patents.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

7.3 Effect of Termination.

7.3.1 Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination, including Licensee’s obligations to pay all fees and royalties that shall have accrued hereunder prior to the effective date of expiration or termination. Termination (but not expiration) of this Agreement shall result in the termination of the licenses granted to Licensee, and all such rights shall immediately revert to Pieris in full. The provisions of Sections 1 (to the extent necessary to give effect to the surviving provisions), 2.2.2, 3.5.2 (for any final reports), 3.5.7, 6.1 (except for the last sentence of 6.1.2), 7, 8, 9 and 10 will survive any termination or expiration of this Agreement.

7.3.2 In the event of any termination of this Agreement then the following shall apply:

(a) Pieris shall have the right to acquire some or all of the inventory of the available inventory of the terminated Licensed Product, as requested by Pieris, in the possession of Licensee and its Affiliates as of the date of such termination, provided that, if Pieris so acquires any or all such inventory, Pieris shall reimburse Licensee the cost incurred by Licensee for such inventory and if Pieris does not purchase such inventory Licensee shall be entitled to continue selling any such inventory for twelve (12) months.

(b) All licenses and sublicenses granted by Pieris to Licensee hereunder shall terminate, provided however that they will continue solely to enable Licensee to (i) complete sales of Licensed Products for any purchase orders that were in place prior to the effective date of termination and (ii) sell off any existing inventory of Licensed Products pursuant to Section 7.2.2(b); thereafter, Licensee will discontinue Commercialization of the applicable Licensed Product.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

8.	Indemnification and Insurance

8.1 Indemnification by Licensee. Licensee agrees to defend Pieris, its Affiliates and their respective directors, officers, stockholders, employees and agents, and their respective successors, heirs and assigns (collectively, the “Pieris Indemnitees”), and will indemnify and hold harmless the Pieris Indemnitees, from and against any liabilities, losses, costs, damages, fees or expenses payable to a Third Party, and reasonable attorneys’ fees and other legal expenses with respect thereto (collectively, “Losses”) arising out of any claim, action, lawsuit or other proceeding by a Third Party (collectively, “Third Party Claims”) brought against any Pieris Indemnitee and resulting from or occurring as a result of: (a) the Development, Manufacture or Commercialization of any Licensed Product by Licensee or its Affiliates, Sublicensees, distributors or contractors, (b) any breach by Licensee of any of its representations, warranties or covenants pursuant to this Agreement, or (c) the negligence or willful misconduct of Licensee or any Licensee Affiliate or Sublicensee in the performance of this Agreement; except in any such case to the extent such Losses result from: (i) the negligence or willful misconduct of any Pieris Indemnitee, (ii) any breach by Pieris of any of its representations, warranties, covenants or obligations pursuant to this Agreement, or (iii) any breach of Applicable Law by any Pieris Indemnitee.

8.2 Indemnification by Pieris. Pieris agrees to defend Licensee, its Affiliates and their respective directors, officers, stockholders, employees and agents, and their respective successors, heirs and assigns (collectively, the “Licensee Indemnitees”), and will indemnify and hold harmless the Licensee Indemnitees, from and against any Losses arising out of (A) Third Party Claims brought against any Licensee Indemnitee and resulting from or occurring as a result of: (a) any breach by Pieris of any of its representations, warranties or covenants pursuant to this Agreement, (b) the negligence or willful misconduct of any Pieris Indemnitee or any (sub)contractor of Pieris in the performance of this Agreement, or (c) the Development, Manufacture or Commercialization of any terminated Product by Pieris or its Affiliates, Sublicensees, distributors or contractors; and (B), any Losses arising out of [***] (“[***]”) under the [***] by and between [***], dated as [***](the “[***]”) including any termination of that agreement except in any such case to the extent such Losses result from: (i) the negligence or willful misconduct of any Licensee Indemnitee, (ii) any breach by Licensee of any of its representations, warranties, covenants or obligations pursuant to this Agreement, or (iii) any breach of Applicable Law by any Licensee Indemnitee.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

8.3 Notice of Claim. All indemnification claims provided for in Section 8.1 and Section 8.2 will be made solely by such Party to this Agreement (the “Indemnified Party”). The Indemnified Party will give the indemnifying Party prompt written notice (an “Indemnification Claim Notice”) of any Losses or the discovery of any fact upon which the Indemnified Party intends to base a request for indemnification under Section 8.1 or Section 8.2, but in no event will the indemnifying Party be liable for any Losses to the extent such Losses result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time). The Indemnified Party will furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of any Losses and Third Party Claims.

8.4 Insurance. The Parties will, and will cause their Sublicensees to, have and maintain such types and amounts of liability insurance (including product liability coverage) as is normal and customary in the industry generally for a party similarly situated, and will upon other Party’s request, provide the other Party with details of such insurance in that regard, along with any amendments and revisions thereto.

8.5 Set-Off. Licensee shall have the right to set-off any sums which may be owed by Pieris to Licensee under this Agreement (including by way of damages for breach) against any future sums due to Pieris under this Agreement or any other agreement between the Parties.

9.	Limitation of Liability

9.1 EXCEPT FOR (A) CLAIMS THAT ARE SUBJECT TO INDEMNIFICATION UNDER SECTIONS 8.1 AND 8.2 OR (B) CLAIMS ARISING OUT OF A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, NEITHER PARTY NOR ANY OF ITS AFFILIATES WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT OR ITS AFFILIATES FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR OTHER INDIRECT DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

10.	Miscellaneous

10.1 Restrictions; No Other Licenses. Except as expressly set forth hereunder or under the Collaboration Agreement, neither Party grants to the other Party any rights, licenses or covenants in or to any Patents or Know-How, whether by implication, estoppel, vicariously, indirectly or otherwise, other than the license rights that are specifically and expressly granted under this Agreement or under the Collaboration Agreement. All rights not specifically and expressly granted by a licensing party under this Agreement or under the Collaboration Agreement are reserved by such licensing party and may be used or practiced by such licensing party for any purpose.

10.2 Dispute Resolution

10.2.1 Resolution by Senior Representatives. The Parties will seek to settle amicably any and all disputes, controversies or claims arising out of or in connection with this Agreement. Any dispute between the Parties will be promptly presented to the [***] of Licensee and the [***] of Pieris US (the “Senior Representatives”), or their respective designees, for resolution. Such Senior Representatives, or their respective designees, will meet in person or by teleconference as soon as reasonably possible thereafter, and use their good faith efforts to mutually agree upon the resolution of the dispute, controversy or claim.

10.2.2 Request for Arbitration. If after negotiating in good faith pursuant to Section 10.2.1, the Parties fail after good faith discussions undertaken within reasonable promptness, to reach an amicable agreement within n[***], then either Party may upon written notice to the other submit to binding arbitration pursuant to Section 10.2.3 and Section 10.2.4 below. No statements made by either Party during such discussions will be used by the other Party or admissible in arbitration or any other subsequent proceeding for resolving the dispute.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

10.2.3 Arbitration. Subject to Section 10.3 any dispute, claim or controversy arising from or related in any way to this Agreement or the interpretation, application, breach, termination or validity thereof, including any claim of inducement of this Agreement by fraud or otherwise, not resolved under the provisions of Section 10.2.1, will be resolved by final and binding arbitration conducted in accordance with the terms of this Section 10.3. The arbitration will be held in [***] according to Rules of Arbitration of the ICC. The arbitration will be conducted by a panel of three (3) arbitrators with significant experience in the pharmaceutical industry, unless otherwise agreed by the Parties, appointed in accordance with applicable ICC rules. Any arbitration herewith will be conducted in the English language to the maximum extent possible. The arbitrators will render a written decision no later than six months following the selection of the arbitrators, including a basis for any damages awarded and a statement of how the damages were calculated. Any award will be promptly paid in U.S. dollars free of any tax, deduction or offset. Each Party agrees to abide by the award rendered in any arbitration conducted pursuant to this Section 10.3. With respect to money damages, nothing contained herein will be construed to permit the arbitrator or any court or any other forum to award punitive or exemplary damages, except in the case of breach of Section 6.1. By entering into this agreement to arbitrate, the Parties expressly waive any claim for punitive or exemplary damages, except in the case of breach of Section 6.1. Each Party will pay its legal fees and costs related to the arbitration (including witness and expert fees). Judgment on the award so rendered will be final and may be entered in any court having jurisdiction thereof.

10.2.4 EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY. EACH PARTY HERETO WAIVES ANY CLAIM FOR ATTORNEYS’ FEES AND COSTS AND PREJUDGMENT INTEREST FROM THE OTHER.

10.2.5 Undisputed Payments. Licensee shall pay all undisputed sums due to Pieris under this Agreement in accordance with Section 3. If any such sums which are undisputed are not paid to Pieris in accordance with Section 3 Pieris shall be entitled to apply to an appropriate court for judgement in default and to enforce any such judgement against Licensee.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

10.2.6 Court Actions. Nothing contained in this Agreement will deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing dispute resolution discussions or arbitration proceeding. In addition, either Party may bring an action in any court of competent jurisdiction to resolve disputes pertaining to the validity, construction, scope, enforceability, infringement or other violations of patents or other proprietary or Intellectual Property Rights, and no such claim will be subject to arbitration pursuant to Section 10.2.3.

10.3 Governing Law. This Agreement will be governed by and construed and enforced in accordance with the laws of the [***], without reference to any rules of conflicts of laws. For clarification, any dispute relating to the scope, validity, enforceability or infringement of any Patents will be governed by and construed and enforced in accordance with the patent laws of the applicable jurisdiction.

10.4 Neither Party will be entitled to recover any Losses relating to any matter arising under one provision of this Agreement to the extent that such Party has already recovered Losses with respect to such matter pursuant to other provisions of this Agreement (including recoveries under Section 8) or the Collaboration Agreement.

10.5 Assignments and successors. Neither this Agreement nor any obligation of a Party hereunder may be assigned by either Party without the consent of the other, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, without the other Party’s consent, to any of its Affiliates for as long as such entity remains an Affiliate, to any purchaser of all or substantially all of its assets to which this Agreement or relevant part relates or to any successor corporation resulting from any merger, consolidation, share exchange or other similar transaction.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

10.6 Force Majeure. No Party will be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, “force majeure” is defined as causes beyond the control of the Party, including, without limitation, acts of God; laws of any government; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers. In the event of force majeure, Pieris or Licensee, as the case may be, will immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice will thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as such Party is so disabled, up to a maximum of [***] ([***]) [***], after which time the Party not affected by the force majeure may terminate this Agreement. To the extent possible, each Party will use reasonable efforts to minimize the duration of any force majeure.

10.7 Notices. Any notice or request required or permitted to be given under or in connection with this Agreement will be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), email or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

If to Pieris:

Pieris Pharmaceuticals GmbH

Lise-Meitner-Strasse 30

85354 Freising, Germany

Attention: [***]

With a copy to:

Pieris Pharmaceuticals Inc.

255 State Street, 9th Floor

Boston, MA 02109

Attention: [***]

If to Licensee:

AstraZeneca AB

Attention: [***]

SE-431 83 Molndal

Sweden

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

With a copy to:

AstraZeneca AB

Scientific Partnering and Alliances

Attention: [***]

SE-431 83 Molndal

Sweden

or to such other address for such Party as it will have specified by like notice to the other Parties, provided that notices of a change of address will be effective only upon receipt thereof. If delivered personally, the date of delivery will be deemed to be the date on which such notice or request was given. If sent by internationally recognized overnight express courier service, the date of delivery will be deemed to be the second Business Day after such notice or request was deposited with such service.

10.8 Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances will be construed as a continuing waiver of such condition or term or of another condition or term.

10.9 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the Parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

10.10 Entire Agreement. This Agreement, including the schedules and exhibits hereto, together with the Collaboration Agreement, set forth all the covenants, promises, agreements, appendices, warranties, representations, conditions and understandings between the Parties hereto and supersedes and terminates all prior agreements and understandings between the Parties relating to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties relating to the subject matter hereof other than as set forth herein and in the Collaboration Agreement. No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties. To the extent of any conflict between the terms of this Agreement and its schedules and exhibits, the terms of this Agreement shall govern. In the event that there is any conflict between the Collaboration Agreement and this Agreement, then the Collaboration Agreement shall govern.

10.11 Independent Contractors. Nothing herein will be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Neither Party will assume, either directly or indirectly, any liability of or for the other Party. Neither Party will have the authority to bind or obligate the other Party nor will either Party represent that it has such authority.

10.12 Headings. Headings used herein are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

10.13 Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement will be interpreted and construed in accordance with their usual and customary meanings, and each of the Parties hereto hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement will be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

10.14 Compliance with Applicable Law. Each Party’s obligations under this Agreement shall be subject to such Party’s compliance with Applicable Law applicable to its performance and its other obligations under the Agreement (including any anti-corruption, export control, environmental, hazardous substance, and data privacy and security laws).

10.15 No Third Party Beneficiary. Except for Section 2.2.2, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Parties and their respective Affiliates, successors and assigns, any rights or remedies under or by reason of this Agreement.

10.16 Counterparts. This Agreement may be signed in counterparts, each and every one of which will be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Signatures transmitted via electronic mail in PDF format will be treated as original signatures.

[Remainder of page intentionally left blank. Signature page follows.]

Portions of the exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Execution Copy

IN WITNESS WHEREOF, the Parties have executed this Agreement by their respective authorized representatives as of the Execution Date.

For Pieris Pharmaceuticals, Inc.	For AstraZeneca AB

By: /s/ Stephen S. Yoder	By: /s/ Marcus Schindler
Name: Stephen Yoder	Name: Marcus Schindler
Title: President and CEO	Title: VP, Head of CVMD iMed

For Pieris Pharmaceuticals GmbH

By: /s/ Stephen S. Yoder
Name: Stephen Yoder
Title: Managing Director

CONFIDENTIAL TREATMENT REQUESTED

Exhibit A

Platform Improvement Patents

To be updated from time to time.

CONFIDENTIAL TREATMENT REQUESTED

Exhibit B

Platform Patents

[***, 3 pages]